SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2016

PROVIDENT BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-37504	45-3231576
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(978) 834-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2016, the shareholders of Provident Bancorp, Inc. (the “Company”) approved the Provident Bancorp, Inc. 2016 Equity Incentive Plan, which provides for the grant of stock-based and other incentive awards to officers, employees and directors of the Company. A description of the material terms of the plan is contained in the Company’s definitive proxy statement for the Annual Meeting of Shareholders filed with the Securities and Exchange Commission on August 9, 2016. A copy of the plan is being filed as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of the Company held on September 15, 2016, the Company’s shareholders voted on the following matters:

1.	The election of the following four individuals to serve on the Company’s Board of Directors for the terms indicated and until their successors have been duly elected:

NAME	FOR	WITHHELD	BROKER NON-VOTES
John K. Bosen (three-year term)	7,662,346	194,212	980,374
David P. Mansfield (three-year term)	7,771,948	84,610	980,374
Lisa DeStefano (three-year term)	7,776,280	80,278	980,374
James A. DeLeo (one-year term)	7,783,010	73,548	980,374

2.	The ratification of the appointment of Whittlesey & Hadley, P.C. as independent registered public accounting firm of the Company for the year ending December 31, 2016:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,690,566	35,864	110,502	-

3.	A proposal to approve the Provident Bancorp, Inc. 2016 Equity Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,522,732	320,518	13,308	980,374

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Provident Bancorp, Inc. 2016 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Shareholders filed with the Securities and Exchange Commission on August 9, 2016 (File No. 001-37504))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

DATE: September 22, 2016	By:	/s/ David P. Mansfield
David P. Mansfield
President and Chief Executive Officer